SECURITIES AND EXCHANGE COMMISSION
			       Washington, D. C.  20549


				    FORM 8-K
 			          CURRENT REPORT


	 Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


		Date of Report:   	September 2, 1997
		Date of earliest
		 event reported:   	September 2, 1997


				Apple Computer, Inc.
		(Exact name of registrant as specified in its charter)


	California		0-10030			94-2404110
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)		Identification No.)



			1 Infinite Loop, Cupertino, California 95014
		    	  (Address of principal executive offices)


 Registrant's telephone number, including area code: (408) 996-1010


				Not Applicable
	(Former name or former address, if changed since last report.)


			      Exhibit Index on Page 4

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
INFORMATION INCLUDED IN THIS REPORT

Items 1 through 4, 6 and 8 Not Applicable.

Item 5.	Other Events.

	(i)	Reference is made to the press release issued to the public
by the registrant on September 2, 1997, the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.


Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

		(c)	Exhibits

		99.1.  Text of press release dated September 2, 1997.







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				 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


					APPLE COMPUTER, INC.


					By:												/S/ Fred D. Anderson
					Fred D. Anderson,
					Executive Vice President and Chief
					Financial Officer

Date: September  4, 1997

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

INDEX TO EXHIBITS

Exhibit		Document					Page
99.1		Text of Press Release dated September 2, 1997	5




















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

Apple to Acquire Power Computing for $100M


CUPERTINO, Calif.--Sept. 2, 1997--Apple Computer, Inc.
announced today that it will acquire Power Computing
Corporation's core assets in a deal valued at $100 million in Apple common stock. Included in the key assets Apple will acquire are the right to retain key employees with expertise in direct marketing, distribution, and engineering; Power Computing's customer database; and the license to distribute the Mac OS operating system.

"Power Computing has pioneered direct marketing and sales in the Macintosh market, successfully building a $400M business, " said Steve Jobs, Apple Board member.
"We look forward to learning from their experience, and welcoming their customers back into the Apple family."

"Power Computing is grateful for the tremendous support and encouragement we have received from the entire
Macintosh community," said Stephen Kahng, Power
Computing founder and CEO. "We believe that in our small way, we have helped to make the Macintosh stronger, and that the spirit of Power will live on."
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
Power Computing will retain the Power Computing name and has stated it will sell Mac OS compatible computers through Dec. 31, 1997. Apple will provide ongoing Mac OS support to Power Computing customers and Power
Computing will continue to provide hardware and warranty service to its customers.


PRESS INFORMATION CONTACT

Katie Cotton
Apple Computer, Inc.
(408) 974-7269
email: katiec@apple.com

Russell Brady
Apple Computer, Inc.
(408) 974-6877
email: brady2@apple.com

Michael Rosenfelt
Power Computing
(512) 388-6705
email: miker@powercc.comP

- ------------------------------------------------
Apple's home page on the World Wide Web:
http://www.apple.com/
- ------------------------------------------------

Apple, the Apple logo, Macintosh, and Mac OS are registered trademarks of Apple Computer, Inc. Additional company and product names may be trademarks or registered trademarks of the individual companies and are respectfully acknowledged.


Copyright 1997 Apple Computer, Inc.
Maintained online by the Corporate Websites
Updated Tuesday, September 2, 1997 by webrose